UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  November 30, 2007

WPCS INTERNATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26277	98-0204758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Uwchlan Avenue, Suite 301, Exton, PA 19341
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 903-0400

Copy of correspondence to:

Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                Entry into a Material Definitive Agreement; and
ITEM 2.01                                Completion of Acquisition or Disposition of Assets

On November 30, 2007, WPCS International Incorporated (the "Company"), acquired James Design Pty Ltd., an Australian corporation ("James Design"). The purchase price was  $1,200,000.  James Design was acquired pursuant to a Share Purchase Agreement among WPCS Australia Pty Ltd., a wholly-owned subsidiary of the Company, James Design Pty Ltd., Steven Peter James, Annette Beryl James, Adrian Kent Ferris, Lionel John Ferris, Margo Donoghue, David Arthur Hunter and Leonne Rosslyn Whibley, dated as of November 30, 2007. In connection with the acquisition, WPCS Australia Pty Ltd. entered into an employment agreement with Steven Peter James for a period of two years.

James Design specializes in design engineering services for building automation including mechanical, electrical, hydraulic, fire protection, lift, security access and wireless systems. The company focuses primarily on commercial projects and has established a strong customer base that includes Woolworths Limited, IGA, Spar Group, Hutchinson Builders, Coles Group, Australand Holdings and The Good Guys chain of retail outlets.

ITEM 9.01                                Financial Statements and Exhibits.

(c)           Exhibits.

10.1
Form of Share Purchase Agreement, dated as of November 30, 2007, by and among WPCS Australia Pty Ltd., James Design Pty Ltd., Steven Peter James, Annette Beryl James, Adrian Kent Ferris, Lionel John Ferris, Margo Donoghue, David Arthur Hunter and Leonne Rosslyn Whibley

10.2
Form of Escrow Agreement, dated as of November 30, 2007, by and among WPCS Australia Pty Ltd., James Design Pty Ltd., Steven Peter James, Annette Beryl James, Adrian Kent Ferris, Lionel John Ferris, Margo Donoghue, David Arthur Hunter, Leonne Rosslyn Whibley and Gilshenan & Luton Legal Group

10.3	Form of Employment Agreement, dated as of November 30, 2007, by and between WPCS Australia Pty Ltd and Steven Peter James
99.1	Press Release, dated December 3, 2007, issued by WPCS International Incorporated.

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

December 5, 2007	By:	/s/ JOSEPH HEATER
Joseph Heater
Chief Financial Officer

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